UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2006

                                  AVIALL, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                   1-12380                65-0433083
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  (State or other jurisdiction        (Commission             (IRS Employer
        of incorporation)             File Number)         Identification No.)


                  2750 Regent Boulevard                        75261
                    DFW Airport, Texas
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         (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (972) 586-1000
                                                   -----------------------------

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

         On April 30, 2006, Aviall, Inc., a Delaware corporation (the "Company"), entered into a definitive agreement and plan of merger (the "Merger Agreement") with The Boeing Company, a Delaware corporation ("Boeing"), and its wholly-owned subsidiary, Boeing-Avenger, Inc., a Delaware corporation ("Merger Subsidiary"). Under the terms of the Merger Agreement, which have been approved by each company's Board of Directors, Boeing will pay $48 in cash for each share of the Company's common stock outstanding at the Effective Time (as defined in the Merger Agreement). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into the Company (the "Merger"), whereupon the separate existence of Merger Subsidiary shall cease and the Company will become a wholly-owned subsidiary of Boeing. The Merger is subject to the approval of the Company's stockholders and other closing conditions, including the obtaining of certain required antitrust approvals. The Merger Agreement provides for a termination fee of $44.4 million and reimbursement of up to a maximum of $2.5 million for incurrence by Boeing of fees and expenses in connection with the transactions contemplated by the Merger Agreement, which are payable by the Company under certain circumstances.

         The forgoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference.

         As a material inducement to the willingness of Boeing to enter into the Merger Agreement, simultaneously with the execution of the Merger Agreement, certain employee-stockholders entered into amendments and restatements to their employment or severance agreements with each of the Company and Boeing and non-competition agreements with Boeing, none of which is effective until the Effective Time.

Item 8.01.        Other Events.

         A press release announcing the execution of the Merger Agreement was issued by the Company on May 1, 2006. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits

          2.1 Agreement and Plan of Merger, dated as of April 30, 2006, by and among Aviall, Inc., The Boeing Company and Boeing-Avenger, Inc. (Does not include the schedules to this exhibit. Schedules will be provided to the SEC upon request.)

          99.1       Press release issued by Aviall, Inc. on May 1, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AVIALL, INC.


                                       By: /s/ Jeffrey J. Murphy
                                           -------------------------------------
                                           Name:  Jeffrey J. Murphy
                                           Title: Senior Vice President, Law and
                                           Human Resources Secretary and General
                                           Counsel

Date: May 4, 2006

                                  EXHIBIT INDEX

       Exhibit No.   Description
       -----------   -----------

          2.1 Agreement and Plan of Merger, dated as of April 30, 2006, by and among Aviall, Inc., The Boeing Company and Boeing-Avenger, Inc. (Does not include the schedules to this exhibit. Schedules will be provided to the SEC upon request.)

          99.1       Press release issued by Aviall, Inc. on May 1, 2006.